UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019
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Alta Mesa Holdings, LP
(Exact Name of Registrant as Specified in Charter)
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Texas	333-173751	20-3565150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 7, 2019, Alta Mesa Resources, Inc. (the “Company”) hired John C. Regan to be its Vice President and Chief Financial Officer. Michael A. McCabe, whose intention to retire from the same position was previously announced on in the Company’s 10-Q filed with the Securities and Exchange Commission on November 14, 2018, was appointed Vice President, effective January 7, 2019.  Mr. Regan will also be appointed as Chief Financial Officer of the Company’s subsidiary Alta Mesa Holdings GP, LLC (“AMH GP”), the general partner of Alta Mesa Holdings, LP (“AMH”), and Mr. McCabe will be appointed as Vice President of AMH GP. Mr. Regan will assume the role of principal financial officer, and Mr. McCabe will step down from that role, the date after the filing of the Form 10-K for the year ending December 31, 2018 for each of the Company and AMH, or on such earlier date as the Company may request.
Prior to joining the Company, Mr. Regan served as the Executive Vice President and Chief Financial Officer of Vine Oil and Gas LP. from January 2015 to June 2018. He previously served as Chief Financial Officer of Quicksilver Resources from April 2012 through December 2014, after having served as their Chief Accounting Officer beginning in September 2007. Mr. Regan is a Certified Public Accountant with more than 25 years of combined public accounting, corporate finance and financial reporting experience. Mr. Regan was also employed by Flowserve Corporation where he held various management positions of increasing responsibility from 2002 to 2007, and by PricewaterhouseCoopers where his roles included being a senior manager specializing in the energy segment of their audit practice during his employment from 1994 to 2002.
The Company has entered into an employment agreement with Mr. Regan. The employment agreement entitles him to receive an annual base salary of $450,000, and to participate in an annual performance bonus program with a target bonus award determined by the Board. For 2019, Mr. Regan’s target annual bonus amounts under this program will be 95% of his annual base salary. Mr. Regan received a sign-on bonus of $50,000 upon execution of the employment agreement.
If the Company terminates Mr. Regan’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, he will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all Company equity awards that are subject to time-based vesting, accelerated vesting of any Company equity awards that are subject to performance-based vesting at the target level of performance, and full accelerated vesting of any nonqualified deferred compensation benefit, (iii) a lump-sum payment equal to the sum of $24,000 for outplacement services, 18 months of his annual base salary and 1.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year, and (iv) payment for up to 18 months of his premiums for continued coverage under the Company’s group health plans and, thereafter, continued participation in the Company’s group health plans at his cost for up to an additional six months. Mr. Regan would also be entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to death or disability, within the meaning of and under his employment agreement. If Mr. Regan’s qualifying termination of employment occurs (a) during the 15 months following a change in control (within the meaning of and under his employment agreement) or (b) only in the case of involuntary termination without cause or resignation for good reason, during the three months prior to a change in control that is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, he will be entitled to an additional lump-sum payment equal to the sum of six months of his annual base salary and 0.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year.

Mr. Regan’s rights to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, are conditioned upon executing a general release of claims in the Company’s favor. Mr. Regan has also agreed to refrain from competing with the Company or soliciting its customers or employees during and for a period of 12 months following his employment with the Company.
The employment agreement further entitles Mr. Regan, if a termination of employment occurs during the two years after execution thereof, to payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of a change in control (within the meaning of and under his employment agreement), plus an additional amount that puts the executive in the same after-tax position he would have been in absent the imposition of excise taxes under Section 4999 of the Internal Revenue Code.
Mr. Regan also entered into an indemnification agreement with the Company in the form the Company entered into with its other executive officers.
There are no arrangements or understandings between Mr. Regan and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no family relationships between Mr. Regan and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Regan pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On January 7, 2019, the Company issued a press release announcing the appointment of Mr. Regan as its Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01     Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Alta Mesa Resources, Inc., dated January 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Holdings, LP
By: Alta Mesa Holdings GP, LLC its general partner

Date: January 7, 2019	By:	/s/ James T. Hackett
James T. Hackett
Interim Chief Executive Officer